Exhibit 4.2.3
                            AMENDMENT
                     DATED AS OF MAY 1, 1995
                               TO
                  CREDIT AND SECURITY AGREEMENT
                  DATED AS OF NOVEMBER 30, 1992



     Reference is hereby made to that certain Credit and Security Agreement ("Credit Agreement") dated as of November 30, 1992 among Principal Mutual Life Insurance Company, Aetna Life Insurance Company, The Northwestern Mutual Life Insurance Company, Chemical Bank, Seattle-First National Bank and Bank of America Oregon, and WTD Industries, Inc. and its Affiliates and the Term Notes issued by the Borrowers in connection with the Credit Agreement. Capitalized terms used herein shall have the same meaning ascribed thereto in the Credit Agreement.

     The Term Note originally issued to Aetna Life Insurance
Company was split into two Notes which were sold to Franklin
Principal Maturity Trust ("Franklin") and Foothill Group, Inc. The Term Notes originally issued to Chemical Bank, Seattle-First
National Bank, and Bank of America Oregon were sold to Oppenheimer & Co., Inc. ("Oppenheimer").

     The Credit Agreement is hereby modified as follows:

     1. Credit Agreement Section 6.01D is hereby restated to read as follows:

          D.   Tangible Net Worth.  Maintain a positive Tangible
Net Worth of not less than the respective amount set forth below, at all times during the periods set forth below:

         Period                           Tangible Net Worth

     Effective Date through 7/31/93          $ 6.5 Million
     8/1/93 through 4/30/94                  $ 8.0 Million
     5/1/94 through 4/30/95                  $10.0 Million
     5/1/95 through 10/31/96                 $15.0 Million
     11/1/95 through 4/30/96                 $13.5 Million
     5/1/96 through 4/30/98                  $15.0 Million
     5/1/98 through 4/30/99                  $20.0 Million
     5/1/99 and beyond                       $25.0 Million

     2. Credit Agreement Section 6.01G is hereby restated to read as follows:

          G. Minimum Cumulative Adjusted EBITDA. Maintain a minimum EBITDA (calculated from and including the first day of the first calendar month following the Effective Date) minus (a) actual Capital Expenditures, minus (b) Timber and Timberlands Expenditures Non-Current, of not less than the respective amount set forth below, at all times during the periods set forth below:

          Period                         Millions of Dollars
         --------                        -------------------
     Effective Date through 4/30/93                 0
     5/1/93 through 7/31/93                         2
     8/1/93 through 1/31/94                         5
     2/1/94 through 7/31/94                        10
     8/1/94 through 12/31/95                       20
     1/1/96 through 4/30/96                        22.5
     5/1/96 through 4/30/97                        27.5
     5/1/97 through 4/30/98                        35
     5/1/98 through 4/30/99                        50
     5/1/99 through 4/30/00                        65
     5/1/00 through 4/30/01                        80
     5/1/01 and beyond                             80

     3. In all other respects, the Credit Agreement shall remain unchanged and in full force and effect.

EFFECTIVE DATE:  May 1, 1995.

PRINCIPAL MUTUAL LIFE              THE NORTHWESTERN MUTUAL LIFE
INSURANCE COMPANY                  INSURANCE COMPANY


By:___________________________     By:____________________________

Its:__________________________     Its:___________________________

                                   (Pro Rata Interest: 20.235984%)
By:___________________________

Its:__________________________      FOOTHILL GROUP, INC.

(Pro Rata Interest: 47.228439%)
                                   By:____________________________

OPPENHEIMER & CO., INC.            Its:___________________________

                                   (Pro Rata Interest: 18.729872%)
By:___________________________

Its:__________________________     WTD INDUSTRIES, INC.

(Pro Rata Interest: 6.838639%)
                                   By:____________________________

FRANKLIN PRINCIPAL MATURITY        Its:___________________________
TRUST


By:___________________________

Its:__________________________

(Pro Rata Interest: 6.967066%)